Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop, II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2023 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 24, 2023 ♦♦♦♦ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2023 first quarter ended March 31, 2023.

2023 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 27.7% to a quarterly record of $4.9 million

•	Earnings were $0.60 per diluted share compared to $0.65 per diluted share, reflecting a 38.4% increase in the average diluted shares outstanding related to the Liberty Bancshares, Inc. merger

•	Adopted CECL accounting standards, which resulted in an after-tax retained earnings adjustment of $4.4 million

•	Pre-tax, pre-provision net income increased 38.8% to $6.4 million

•	Net interest margin improved by 46 basis points to 4.26%, compared to 3.80%

•	Total loans were $1.38 billion, compared to $1.35 billion at December 31, 2022

•	Loan growth funded by deposit growth and robust liquidity

•	Total deposits were $1.43 billion, compared to $1.40 billion at December 31, 2022

•	Uninsured deposits to total assets of approximately 19% at March 31, 2023

•	Return on average assets was 1.16%, compared to 1.17%

•	Return on average equity was 10.19%, compared to 10.75%

•	Return on average tangible common equity(1) was 12.77%, compared to 12.13%

•	Strong asset quality with nonperforming assets to total assets of 0.73%, compared to 0.89%

•	Allowance for credit losses was 1.46% of total loans, compared to 1.48%

•	Equity to assets increased to 11.30%, from 10.40%

“Middlefield’s first-quarter results and record quarterly net income demonstrate our strong balance sheet, robust asset quality, and diverse core deposit base, as well as the benefits and added scale of the Liberty Bancshares, Inc. merger. Despite macro-level concerns related to the health of the banking system, higher interest rates, and a slowing economy, we remained focused on successfully integrating the Liberty Bancshares merger and serving our customers across our Central, Western, and Northeast Ohio communities. I am encouraged by the deposit, loan, and earnings growth we achieved over the past three months, all of which is a testament to the experience of our management team and the dedication of our team members.” stated James R. Heslop, II, Chief Executive Officer.

“We expect higher rates and competition for deposits will continue to increase our cost of funds in the coming quarters, but we believe our compelling net interest margin and larger loan portfolio will support strong levels of interest income throughout the year. I am pleased to report that we achieved the highest quarterly net interest margin in over 20 years and the fourth consecutive quarter above 4%. As the year progresses, we remain focused on growth opportunities across our expanded Ohio markets, adding talented bankers to our platform, and maintaining strong asset quality,” concluded Mr. Heslop.

Income Statement

Net interest income for the 2023 first quarter was $16.5 million, compared to $11.5 million for the 2022 first quarter. The net interest margin for the 2023 first quarter was 4.26%, compared to 3.80% for the same period of 2022. For the 2023 first quarter, noninterest income increased 19.6% to $1.7 million from $1.4 million for the same period of 2022.

Noninterest expense was $11.8 million for the 2023 first quarter compared to $8.3 million for the 2022 first quarter. During the first quarter of 2023, the Company incurred $245,000 of additional operating expenses associated with the Liberty Bancshares, Inc.

Pre-tax income during last year’s first quarter benefited from $640,000 of accelerated net fees associated with the Paycheck Protection Program (“PPP”).

Net income for the 2023 first quarter was a quarterly record of $4.9 million, or $0.60 per diluted share, compared to $3.8 million, or $0.65 per diluted share, for the same period last year.

Pre-tax, pre-provision net income was a quarterly record of $6.4 million, an increase of 38.8% from $4.6 million last year.

Balance Sheet

Total assets at March 31, 2023, increased 30.6% to $1.73 billion, compared to $1.32 billion at March 31, 2022. Net loans at March 31, 2023, increased 41.5% to $1.36 billion, compared to $963.2 million at March 31, 2022. Total assets increased 2.4% from December 31, 2022.

Total deposits at March 31, 2023, were $1.43 billion, compared to $1.17 billion at March 31, 2022. The 22.1% deposit increase was primarily due to the Liberty Bancshares, Inc. merger. Total deposits at March 31, 2023, increased 1.7% from December 31, 2022.

Donald L. Stacy, Chief Financial Officer, stated, “We ended the quarter with a net loan-to-deposit ratio of 95.6%, $66.7 million in cash and cash equivalents, and $169.6 million in investment securities. In addition, our unrealized losses on all securities at the end of the month were a modest 9.0% of total capital. Considering our strong capital levels, robust liquidity, and diverse loan and deposit portfolios, along with our maximum borrowing capacity of $560 million at the Federal Home Loan Bank, we decided not to use the Federal Reserve’s Bank Term Funding Program. During the first quarter, we repurchased 164,221 shares at an average of $27.44 per share and have 293,910 shares remaining under our February 2023 repurchase program.”

Middlefield’s CRE portfolio included the following categories at March 31, 2023:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Office Space	$105,726	16.3%	7.7%
Shopping Plazas	$84,995	13.1%	6.1%
Multi-Family	$63,892	9.8%	4.6%
Self-Storage	$56,347	8.7%	4.1%
Senior Living	$42,589	6.5%	3.1%
Hospitality	$34,869	5.4%	2.5%
Other	$261,449	40.2%	18.9%

Total CRE	$649,867	100.0%	47.0%

Stockholders’ Equity and Dividends

At March 31, 2023, stockholders’ equity was $195.2 million compared to $137.6 million at March 31, 2022. The 41.8% year-over-year increase in stockholders’ equity is primarily due to the Liberty Bancshares, Inc. merger, partially offset by an increase in the unrealized loss on the available-for-sale investment portfolio and the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at March 31, 2023, was $24.13 compared to $23.43, an increase of 3.0% over the same period last year.

At March 31, 2023, tangible stockholders’ equity(1) was $156.0 million for the 2023 first quarter, compared to $121.2 million at March 31, 2022. On a per-share basis, tangible stockholders’ equity(1) was $19.29 at March 31, 2023, compared to $20.64 at March 31, 2022.

For the 2023 first quarter, cash dividends declared per share increased 17.6% to $0.20 per share totaling $1.6 million, compared to $0.17 per share or $1.0 million, for the first quarter last year.

At March 31, 2023, the Company had an equity-to-assets leverage ratio of 11.30%, compared to 10.40% at March 31, 2022.

Asset Quality

The Company recorded a provision for loan losses of $507,000 for the 2023 first quarter versus no provision for loan losses for the same period last year.

On January 1, 2023, Middlefield adopted ASU 2016-13—Measurement of Credit Losses on Financial Instruments and implemented the current expected credit losses (“CECL”) accounting standards. Upon adoption, the reserve for credit losses on loans and leases increased by $5.3 million, the reserve for credit losses for unfunded commitments increased by $622,000. This resulted in an after-tax retained earnings adjustment of $4.4 million. During the quarter ended March 31, 2023, the Corporation recorded CECL related charges of $507,000, including a provision for credit losses on loans and leases of $334,000 and a reserve for unfunded commitments of $173,000.

Net recoveries were $8,000, or 0.00% of average loans, annualized, during the 2023 first quarter, compared to net recoveries of $150,000, or 0.06% of average loans, annualized, at March 31, 2022.

Nonperforming assets at March 31, 2023, were $12.7 million, compared to $11.7 million at March 31, 2022. Nonperforming loans at March 31, 2023, increased to $6.9 million, from $4.7 million at March 31, 2022 primarily due to the additional loans from the Liberty Bancshares, Inc. merger. The allowance for credit losses at March 31, 2023, stood at $20.2 million, or 1.46% of total loans, compared to $14.5 million, or 1.48% of total loans at March 31, 2022.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.73 billion at March 31, 2023. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1) NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

Balance Sheets (period end)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
ASSETS
Cash and due from banks	$59,609	$51,404	$119,777	$60,114	$78,804
Federal funds sold	7,048	2,405	8,800	19,039	29,474

Cash and cash equivalents	66,657	53,809	128,577	79,153	108,278
Equity securities, at fair value	777	915	972	779	851
Investment securities available for sale, at fair value	169,605	164,967	162,064	171,958	175,216
Loans held for sale	104	—	—	—	9
Loans:
Commercial real estate:
Owner occupied	185,661	191,748	120,912	120,771	113,590
Non-owner occupied	400,314	380,580	285,419	288,334	293,745
Multifamily	63,892	58,251	38,063	29,152	29,385
Residential real estate	306,179	296,308	247,612	246,453	244,747
Commercial and industrial	195,024	195,602	146,987	137,398	131,683
Home equity lines of credit	126,555	128,065	114,344	111,730	106,300
Construction and other	97,406	94,199	33,748	35,988	50,152
Consumer installment	7,816	8,119	8,110	8,171	8,118

Total loans	1,382,847	1,352,872	995,195	977,997	977,720
Less allowance for credit losses	20,162	14,438	14,532	14,550	14,492

Net loans	1,362,685	1,338,434	980,663	963,447	963,228
Premises and equipment, net	21,775	21,961	16,215	17,030	17,142
Goodwill	31,735	31,735	15,071	15,071	15,071
Core deposit intangibles	7,436	7,701	1,171	1,249	1,326
Bank-owned life insurance	34,015	33,811	17,382	17,274	17,166
Other real estate owned	5,792	5,821	6,792	6,792	6,992
Accrued interest receivable and other assets	27,258	28,528	22,104	20,624	18,019

TOTAL ASSETS	$1,727,839	$1,687,682	$1,351,011	$1,293,377	$1,323,298

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
LIABILITIES
Deposits:
Noninterest-bearing demand	$474,977	$503,907	$383,675	$379,872	$361,251
Interest-bearing demand	196,086	164,677	160,112	154,788	162,010
Money market	221,723	187,498	162,052	185,494	187,807
Savings	287,859	307,917	247,466	252,179	264,784
Time	244,962	238,020	177,182	174,833	191,320

Total deposits	1,425,607	1,402,019	1,130,487	1,147,166	1,167,172
Short-term borrowings	85,000	65,000	80,000	—	—
Other borrowings	12,010	12,059	12,107	12,910	12,975
Accrued interest payable and other liabilities	10,057	10,913	5,562	5,081	5,507

TOTAL LIABILITIES	1,532,674	1,489,991	1,228,156	1,165,157	1,185,654

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 9,924,245 shares issued, 8,088,793 shares outstanding as of March 31, 2023	161,248	161,029	87,640	87,562	87,562
Retained earnings	93,024	94,154	93,166	89,900	86,804
Accumulated other comprehensive loss	(19,253)	(22,144)	(25,080)	(17,591)	(6,674)
Treasury stock, at cost; 1,835,452 shares as of March 31, 2023	(39,854)	(35,348)	(32,871)	(31,651)	(30,048)

TOTAL STOCKHOLDERS’ EQUITY	195,165	197,691	122,855	128,220	137,644

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,727,839	$1,687,682	$1,351,011	$1,293,377	$1,323,298

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
Statements of Income	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$18,275	$14,368	$11,892	$11,268	$10,985
Interest-earning deposits in other institutions	250	240	134	74	24
Federal funds sold	253	119	51	46	3
Investment securities:
Taxable interest	458	477	449	442	443
Tax-exempt interest	980	986	982	955	784
Dividends on stock	88	68	59	33	24

Total interest and dividend income	20,304	16,258	13,567	12,818	12,263

INTEREST EXPENSE
Deposits	2,990	1,771	812	709	726
Short-term borrowings	653	263	44	—	—
Other borrowings	155	142	112	81	69

Total interest expense	3,798	2,176	968	790	795

NET INTEREST INCOME	16,506	14,082	12,599	12,028	11,468
Provision for credit losses	507	—	—	—	—

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	15,999	14,082	12,599	12,028	11,468

NONINTEREST INCOME
Service charges on deposit accounts	987	976	1,004	956	914
(Loss) gain on equity securities	(138)	(77)	(57)	(72)	33
Gain on other real estate owned	2	—	—	—	—
Earnings on bank-owned life insurance	200	137	108	108	106
Gains (losses) on sale of loans	23	(4)	7	18	3
Revenue from investment services	186	147	233	153	141
Gross rental income	102	951	—	—	—
Other income	318	284	251	220	206

Total noninterest income	1,680	2,414	1,546	1,383	1,403

NONINTEREST EXPENSE
Salaries and employee benefits	5,852	4,886	4,491	3,785	4,386
Occupancy expense	696	487	458	583	505
Equipment expense	317	252	233	274	315
Data processing costs	1,070	1,050	985	822	844
Ohio state franchise tax	385	279	293	292	293
Federal deposit insurance expense	120	105	84	90	50
Professional fees	538	382	280	383	455
Other real estate owned writedowns	—	1,000	—	200	—
Advertising expense	486	308	268	229	228
Software amortization expense	26	28	27	40	48
Core deposit intangible amortization	265	140	78	77	77
Gross other real estate owned expenses	132	692	1	6	8
Merger-related costs	245	1,413	390	579	—
Other expense	1,662	1,321	1,298	1,175	1,057

Total noninterest expense	11,794	12,343	8,886	8,535	8,266

Income before income taxes	5,885	4,153	5,259	4,876	4,605
Income taxes	989	651	1,010	787	772

NET INCOME	$4,896	$3,502	$4,249	$4,089	$3,833

PTPP (1)	$6,392	$4,153	$5,259	$4,876	$4,605

(1)	The pre-tax pre-provision (PTPP) is the income before income taxes before provision for credit losses considerations, for reconciliation of non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended
Per common share data	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net income per common share - basic	$0.60	$0.53	$0.73	$0.70	$0.65
Net income per common share - diluted	$0.60	$0.53	$0.73	$0.70	$0.65
Dividends declared per share	$0.20	$0.30	$0.17	$0.17	$0.17
Book value per share (period end)	$24.13	$23.98	$21.30	$22.07	$23.43
Tangible book value per share (period end) (2) (3)	$19.29	$19.19	$18.48	$19.26	$20.64
Dividends declared	$1,605	$2,514	$983	$993	$1,000
Dividend yield	2.89%	4.34%	2.49%	2.71%	2.78%
Dividend payout ratio	32.78%	71.79%	23.13%	24.28%	26.09%
Average shares outstanding - basic	8,138,771	6,593,616	5,792,773	5,851,422	5,879,025
Average shares outstanding - diluted	8,152,629	6,610,907	5,805,799	5,860,098	5,889,836
Period ending shares outstanding	8,088,793	8,245,235	5,767,803	5,810,351	5,873,565

Selected ratios
Return on average assets	1.16%	0.97%	1.32%	1.25%	1.17%
Return on average equity	10.19%	9.35%	12.94%	12.30%	10.75%
Return on average tangible common equity (2) (4)	12.77%	11.13%	14.79%	14.02%	12.13%
Efficiency (1)	62.44%	72.75%	61.07%	61.83%	62.54%
Equity to assets at period end	11.30%	11.71%	9.09%	9.91%	10.40%
Noninterest expense to average assets	0.69%	0.86%	0.69%	0.65%	0.62%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Unaudited)

	For the Three Months Ended
Yields	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest-earning assets:
Loans receivable (2)	5.45%	5.11%	4.78%	4.66%	4.53%
Investment securities (2)	4.11%	3.83%	3.90%	3.76%	3.41%
Interest-earning deposits with other banks	3.46%	3.42%	2.06%	0.77%	0.23%
Total interest-earning assets	5.22%	4.88%	4.55%	4.28%	4.06%
Deposits:
Interest-bearing demand deposits	0.83%	0.83%	0.22%	0.15%	0.14%
Money market deposits	1.52%	1.00%	0.46%	0.49%	0.47%
Savings deposits	1.03%	0.49%	0.19%	0.06%	0.06%
Certificates of deposit	1.71%	1.30%	0.96%	0.83%	0.87%
Total interest-bearing deposits	1.28%	0.87%	0.43%	0.36%	0.37%
Non-Deposit Funding:
Borrowings	4.78%	4.25%	2.94%	2.51%	2.16%
Total interest-bearing liabilities	1.52%	1.02%	0.50%	0.39%	0.39%
Cost of deposits	0.84%	0.57%	0.29%	0.24%	0.25%
Cost of funds	1.02%	0.68%	0.34%	0.27%	0.27%
Net interest margin (1)	4.26%	4.23%	4.23%	4.02%	3.80%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$6,882	$2,111	$3,692	$4,670	$4,728
Other real estate owned	5,792	5,821	6,792	6,792	6,992

Nonperforming assets	$12,674	$7,932	$10,484	$11,462	$11,720

Allowance for credit losses	$20,162	$14,438	$14,532	$14,550	$14,492
Allowance for credit losses/total loans	1.46%	1.07%	1.46%	1.49%	1.48%
Net (recoveries) charge-offs:
Quarter-to-date	$(8)	$94	$18	$(58)	$(150)
Year-to-date	(8)	(96)	(190)	(208)	(150)
Net (recoveries) charge-offs to average loans, annualized:
Quarter-to-date	0.00%	0.03%	0.01%	-0.02%	-0.06%
Year-to-date	0.00%	-0.01%	-0.02%	-0.04%	-0.06%
Nonperforming loans/total loans	0.50%	0.16%	0.37%	0.48%	0.48%
Allowance for credit losses/nonperforming loans	292.97%	683.94%	393.61%	311.56%	306.51%
Nonperforming assets/total assets	0.73%	0.47%	0.78%	0.89%	0.89%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Stockholders’ Equity	$195,165	$197,691	$122,855	$128,220	$137,644
Less Goodwill and other intangibles	39,171	39,436	16,242	16,320	16,397

Tangible Common Equity	$155,994	$158,255	$106,613	$111,900	$121,247

Shares outstanding	8,088,793	8,245,235	5,767,803	5,810,351	5,873,565

Tangible book value per share	$19.29	$19.19	$18.48	$19.26	$20.64

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Average Stockholders’ Equity	$194,814	$148,616	$130,263	$133,377	$144,630
Less Average Goodwill and other intangibles	39,300	23,731	16,280	16,357	16,435

Average Tangible Common Equity	$155,514	$124,885	$113,983	$117,020	$128,195

Net income	$4,896	$3,502	$4,249	$4,089	$3,833

Return on average tangible common equity (annualized)	12.77%	11.13%	14.79%	14.02%	12.13%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net income	$4,896	$3,502	$4,249	$4,089	$3,833
Add Income Taxes	989	651	1,010	787	772
Add Provision for credit losses	507	—	—	—	—

PTPP	$6,392	$4,153	$5,259	$4,876	$4,605

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,360,866	$18,275	5.45%	$983,853	$10,985	4.53%
Investment securities (3)	167,674	1,438	4.11%	170,829	1,227	3.41%
Interest-earning deposits with other banks (4)	69,308	591	3.46%	91,690	51	0.23%

Total interest-earning assets	1,597,848	20,304	5.22%	1,246,372	12,263	4.06%

Noninterest-earning assets	115,515			85,667

Total assets	$1,713,363			$1,332,039

Interest-bearing liabilities:
Interest-bearing demand deposits	$177,935	$364	0.83%	$170,353	$60	0.14%
Money market deposits	208,408	783	1.52%	184,265	212	0.47%
Savings deposits	315,049	804	1.03%	260,162	38	0.06%
Certificates of deposit	246,151	1,039	1.71%	193,657	416	0.87%
Short-term borrowings	56,459	653	4.69%	—	—	0.00%
Other borrowings	12,038	155	5.22%	12,943	69	2.16%

Total interest-bearing liabilities	1,016,040	3,798	1.52%	821,380	795	0.39%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	491,649			359,656
Other liabilities	10,860			6,373
Stockholders’ equity	194,814			144,630

Total liabilities and stockholders’ equity	$1,713,363			$1,332,039

Net interest income		$16,506			$11,468

Interest rate spread (1)			3.70%			3.67%
Net interest margin (2)			4.26%			3.80%
Ratio of average interest-earning assets to average interest-bearing liabilities			157.26%			151.74%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $278 and $ 223 for the three months ended March 31, 2023 and 2022, respectively.
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	March 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,360,866	$18,275	5.45%	$1,117,221	$14,368	5.11%
Investment securities (3)	167,674	1,438	4.11%	178,772	1,463	3.83%
Interest-earning deposits with other banks (4)	69,308	591	3.46%	49,569	427	3.42%

Total interest-earning assets	1,597,848	20,304	5.22%	1,345,562	16,258	4.88%

Noninterest-earning assets	115,515			89,740

Total assets	$1,713,363			$1,435,302

Interest-bearing liabilities:
Interest-bearing demand deposits	$177,935	$364	0.83%	$165,267	$344	0.83%
Money market deposits	208,408	783	1.52%	172,437	435	1.00%
Savings deposits	315,049	804	1.03%	266,613	330	0.49%
Certificates of deposit	246,151	1,039	1.71%	201,972	662	1.30%
Short-term borrowings	56,459	653	4.69%	25,750	263	4.05%
Other borrowings	12,038	155	5.22%	12,086	142	4.66%

Total interest-bearing liabilities	1,016,040	3,798	1.52%	844,125	2,176	1.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	491,649			428,155
Other liabilities	10,860			14,406
Stockholders’ equity	194,814			148,616

Total liabilities and stockholders’ equity	$1,713,363			$1,435,302

Net interest income		$16,506			$14,082

Interest rate spread (1)			3.70%			3.86%
Net interest margin (2)			4.26%			4.23%
Ratio of average interest-earning assets to average interest-bearing liabilities			157.26%			159.40%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $278 and $278 for the three months ended March 31, 2023, and December 31, 2022, respectively.
(4)	Includes dividends received on restricted stock.